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                                                                     EXHIBIT 5.1

                                September 1, 2000


(949) 451-3800                                                      C51286-00001

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California  92121

       Re: Registration Statement on Form S-8 Pursuant to General Instruction E for an Aggregate 1,200,000 Shares of Common Stock under the 1994
           La Jolla Pharmaceutical Company Stock Incentive Plan and 1995
           La Jolla Pharmaceutical Company Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of an additional 1,200,000 shares of common stock of the Company, par value $0.01 per share ("Common Stock"), 1,000,000 shares of which may be issued under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan, and 200,000 of which may be issued under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (together, the "Plans").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the federal laws of the United States of America; and (ii) the Delaware General Corporation Laws (the "DGCL"). We are not admitted to practice in the State of Delaware; however we are generally familiar with the DGCL as presently in effect and have made such inquiries as necessary to render the opinions contained herein.

         On the basis of and in reliance upon the foregoing, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the Common Stock, when issued in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                              Very truly yours,


                                              /s/ GIBSON, DUNN & CRUTCHER
                                              ----------------------------------
                                                  Gibson, Dunn & Crutcher LLP